Exhibit 99.4

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.eproxyvote.com/arc. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail Remember to sign and date the form below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	Proxy Tabulator P.O. Box 55046 Boston, MA 02205-9836

American Realty Capital Trust IV, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON __________ __, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Realty Capital Trust IV, Inc., a Maryland corporation, hereby appoints Edward M. Weil, Jr. and Brian S. Block, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the special meeting of stockholders of American Realty Capital Trust IV, Inc. (“ARCT IV”) to be held at _____________, New York, New York _______, on __________ __, 2013, at __:__ a.m/p.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying joint proxy statement/prospectus, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast “FOR” the Proposals. At the present time, the Board of Directors knows of no other matters to be presented at the special meeting.

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Stock Owner signature	Date

Co-Owner signature	Date

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on _____________ __, 2013.

The Joint Proxy Statement/Prospectus is available at: www.eproxyvote.com/arc.

NOTE: Your Cash/Stock Election, Which Will be Made Separate and Apart from this Vote, Should be Made Without Regard to Your Vote on the Below Proposals

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

		FOR	AGAINST	ABSTAIN

1.	Proposal to approve the merger of ARCT IV with and into Thunder Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of American Realty Capital Properties, Inc., a Maryland corporation, which we refer to as ARCP, pursuant to that certain Agreement and Plan of Merger, dated as of July 1, 2013, as it may be amended from time to time, which we refer to as the merger agreement, by and among ARCP, ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of ARCP, Thunder Acquisition, LLC, ARCT IV and American Realty Capital Operating Partnership IV, L.P., a Delaware limited partnership and the operating partnership of ARCT IV (a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this proxy card), and the other transactions contemplated by the merger agreement; and	☐	☐	☐

2.	Proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement.	☐	☐	☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.